Exhibit 10.2

LIMITED WAIVER AND ELEVENTH amendment of VENTURE LOAN AND SECURITY AGREEMENT

This ELEVENTH AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), effective and dated as of August 31, 2016, is entered into by and between Xtera Communications, Inc., a Delaware corporation (“Xtera” or “Borrower”) and Horizon Technology Finance Corporation, a Delaware corporation (“Lender”).

RECITALS

A.Xtera and Lender are parties to a certain Venture Loan and Security Agreement dated as of May 10, 2011, as amended from time to time (as amended, the “Loan Agreement”) pursuant to which Lender, among other things, has (i) provided certain loans to Xtera as evidenced by (1) a certain Fourth Amended and Restated Secured Promissory Note (Loan A) executed by Xtera in favor of Lender, fourth amended and restated as of May 31, 2016, in the principal amount of Five Million Nine Hundred Eighteen Thousand Three Hundred Seventy-Seven and 53/100 Dollars ($5,918,377.53) (the “Loan A Note”) and (2) a certain Fourth Amended and Restated Secured Promissory Note (Loan B) executed by Xtera in favor of Lender, fourth amended and restated as of May 31, 2016, in the principal amount of One Million Six Hundred Forty-Four Thousand Five Hundred Seventy and 43/100 Dollars ($1,644,570.43) (the “Loan B Note” and together with the Loan A Note, the “Notes”), and (ii) been granted a security interest in all assets of Xtera, including Intellectual Property (as defined in the Loan Agreement).

B.Xtera has now requested that Lender amend the Loan Agreement to permit Borrower to incur additional Indebtedness, to revise the repayment schedule with respect to the Notes and to waive an Event of Default thereunder.

C.Lender is willing to grant such requests, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

agreement

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Co-Borrowers and Lender hereby agree as follows:

1.

Definitions; Interpretation.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.  Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.

Limited Waiver. Borrower acknowledges and agrees that (i) Borrower is in default under its Loan and Security Agreement with Pacific Western Bank (the “Specified Default”) and (ii) the Specified Default constitutes an Event of Default under Section 8.7 of the Loan Agreement. Subject to the Condition Precedent, Lender hereby agrees to waive the Specified Default. Such waiver does not constitute any of the following: (i) a waiver of any other term or provision of any of the Loan Documents; or (ii) an agreement to waive in the future any other term or provision of any of the Loan Documents.
3.	Amendments to Loan Agreement.
(a)	Borrower and Lender hereby agree that the following definition of “Commitment Document” shall be added to Section 1.1 of the Loan Agreement in its proper alphabetical order:

““Commitment Document” means a term sheet or letter of intent or other similar document, acceptable to Lender, executed by Person(s) acceptable to Lender, evidencing the commitment of such Person(s) to enter into one of the following transactions, upon terms and conditions acceptable to Lender:

(a)the issuance to such Person(s) of Equity Securities and/or debt securities of Borrower, in connection with which Borrower is required, under the terms of the Commitment Document, to repay all of the Obligations in full;

(b)a transaction other than that set forth in subsection (i) above, pursuant to which Borrower shall receive cash, in such amount and upon such terms and conditions as are satisfactory to Lender in its sole discretion; or

(c)a sale of all, or substantially all, of Borrower’s assets or Equity Securities to such Person(s).”

(b)	Borrower and Lender hereby agree that the following definition of “Commitment Document Deadline” shall be added to Section 1.1 of the Loan Agreement in its proper alphabetical order:

““Commitment Document Deadline” means the date that is three (3) Business Days after the date on which Lender has transmitted to Borrower, by email, which shall be deemed received by Borrower when transmitted by Lender, a request for a copy of an executed Commitment Document.”

(c)	Borrower and Lender hereby agree that definition of “Loan A Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Loan A Maturity Date” means October 1, 2016, or if earlier, the date of acceleration of all Obligations outstanding with respect to Loan A following an Event of Default or the date of prepayment, whichever is applicable.”

(d)	Borrower and Lender hereby agree that definition of “Loan B Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Loan B Maturity Date” means October 1, 2016, or if earlier, the date of acceleration of all Obligations outstanding with respect to Loan B following an Event of Default or the date of prepayment, whichever is applicable.”

(e)	Borrower and Lender hereby agree that the following language is added as new subsection (f) of the definition of Permitted Indebtedness in Section 1.1 of the Loan Agreement:

“Indebtedness arising on or after September 1, 2016, to a group of Persons (collectively, the “New Lenders”) in an aggregate principal amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) (the “New Lender Indebtedness”), provided that prior to Borrower incurring any New Lender Indebtedness, Lender and the New Lenders shall have entered into a subordination or similar agreement, acknowledged and agreed to by Borrower, containing terms and conditions acceptable to Lender.”

(f)	Borrower and Lender hereby agree that Section 6.13(b) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Commitment Document Deadline. Borrower shall, on or prior to the Commitment Document Deadline, provide Lender with the Commitment Document.”

(g)	Borrower and Lender hereby agree that the following language shall be added as new Section 6.14 of the Loan Agreement:

“Delivery of Budget. On or before September 12, 2016, Borrower shall deliver to Lender a budget (the “September 2016 Budget”) acceptable to Lender, setting forth up to $500,000 of Borrower’s Necessary Non-Payroll Expenses.  For the purposes of this Agreement: (i) “Necessary Non-Payroll Expenses” means and includes only those expenses of Borrower which (A) do not include Payroll Expenses, and (B) Borrower represents and warrants are necessary for the operation of Borrower’s business during the period of September 16 through September 30, 2016; (ii) “Payroll Expenses” means and includes only the following: salaries, wages, payroll taxes and unemployment compensation insurance; (iii) “Budgeted Non-Payroll Expenses” means and includes Necessary Non-Payroll Expenses which are set forth in the September 2016 Budget; and (iv) “Non-Budgeted Non-Payroll Expenses” means and includes Necessary Non-Payroll Expenses which are not set forth in the September 2016 Budget.”

4.	Amendment to Notes. The Notes are each amended as follows:
(a)	The date “August 1, 2016” appearing in the third (3rd) full paragraph on page 3 of each of Notes is deleted and replaced with “September 1, 2016”.
(b)	Each instance of the date “September 1, 2016” appearing in the fourth (4th) and fifth (5th) full paragraphs on page 3 of each of the Notes is deleted and replaced with “October 1, 2016”.

5.

Conditions to Effectiveness. Lender’s consent and agreement contained herein is expressly conditioned on (i) the Borrower executing and delivering to Lender an executed copy of this Agreement and (ii) the Borrower delivering to Lender a fully executed version of the Limited Waiver and Seventh Amendment to Loan Agreement among Borrower, Azea Networks, Inc., Neovus, Inc., Xtera Asia Holdings, LLC and Pacific Western Bank.

6.

Effect of Agreement.  On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement.  Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement.  Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower.  Except as expressly amended herein, the Loan Agreement remains in full force and effect.

7.	Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.
8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.
9.

Counterparts.  This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

10.

Integration.  This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

XTERA COMMUNICATIONS, INC.

By:	/s/ Joseph R. Chinnici
Joseph R. Chinnici
Chief Executive Officer

LENDER:

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer